Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements

On June 28, 2013, Covidien completed the distribution of 100% of the outstanding ordinary shares of Mallinckrodt plc to Covidien shareholders. Each Covidien shareholder received one ordinary share of Mallinckrodt for every eight ordinary shares of Covidien held at the close of business on June 19, 2013 (the distribution).

The unaudited pro forma condensed consolidated financial statements were derived from Covidien’s historical consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America and give effect to the distribution of Mallinckrodt. The unaudited pro forma consolidated statements of income for the six months ended March 29, 2013 and for the fiscal years ended September 28, 2012, September 30, 2011 and September 24, 2010 assume that the distribution of Mallinckrodt occurred September 26, 2009, the first day of fiscal 2010. The unaudited pro forma condensed consolidated balance sheet as of March 29, 2013 assumes that the distribution occurred on that date.

The unaudited pro forma consolidated combined financial statements are presented based on currently available information and are intended for informational purposes only. These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what Covidien’s results of operations or financial condition would have been had the distribution been completed on the dates assumed. In addition, they are not necessarily indicative of Covidien’s future results of operations or financial condition. Beginning in the third quarter of fiscal 2013, Mallinckrodt’s historical financial results for periods prior to the distribution will be reflected in Covidien’s consolidated financial statements as discontinued operations.

The separation and distribution agreement provides for an adjustment payment to potentially be made following the distribution from Mallinckrodt to us, or from us to Mallinckrodt. The purpose of the adjustment payment is to compensate Covidien or Mallinckrodt, as applicable, to the extent that the aggregate of Mallinckrodt’s cash, indebtedness and specified working capital accounts as of the distribution date, as well as the capital expenditures made with respect to Mallinckrodt’s business during fiscal 2013 through the distribution date, deviates from a target. The target will be calculated pursuant to a formula that is set forth in the separation and distribution agreement. An adjustment payment will only be payable if the amount of the adjustment payment exceeds $20 million, in which case the entire amount will be paid. The unaudited pro forma condensed consolidated balance sheet does not reflect any impact of the adjustment payment to potentially be made, as the amount of such adjustment payment is not currently determinable and would represent a financial projection.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Covidien’s Form 10-K for the year ended September 28, 2012 and (ii) the unaudited condensed consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Covidien’s Form 10-Q for the six months ended March 29, 2013.

Covidien plc

Unaudited Pro Forma Consolidated Statement of Income

Six Months Ended March 29, 2013

(in millions, except per share data)

	Historical	Separation of Mallinckrodt	Pro Forma for the Separation
Net sales	$6,159	$(1,062)	$5,097
Cost of goods sold	2,616	(584)	2,032

Gross profit	3,543	(478)	3,065
Selling, general and administrative expenses	1,909	(257)	1,652
Research and development expenses	311	(78)	233
Restructuring charges, net	69	(7)	62

Operating income	1,254	(136)	1,118
Interest expense	(101)	(1)	(102)
Interest income	5	—	5
Other income, net	17	1	18

Income from continuing operations before income taxes	1,175	(136)	1,039
Income tax expense	241	(38)	203

Income from continuing operations	$934	$(98)	$836

Basic earnings per share from continuing operations	$1.98		$1.77
Diluted earnings per share from continuing operations	$1.96		$1.75

Weighted-average number of shares outstanding:
Basic	472		472
Diluted	476		476

Covidien plc

Unaudited Pro Forma Consolidated Statement of Income

Fiscal Year Ended September 28, 2012

(in millions, except per share data)

	Historical	Separation of Mallinckrodt	Pro Forma for the Separation
Net sales	$11,852	$(2,001)	$9,851
Cost of goods sold	5,038	(1,094)	3,944

Gross profit	6,814	(907)	5,907
Selling, general and administrative expenses	3,686	(425)	3,261
Research and development expenses	623	(144)	479
Restructuring charges, net	91	(9)	82

Operating income	2,414	(329)	2,085
Interest expense	(206)	—	(206)
Interest income	16	(1)	15
Other income, net	25	—	25

Income from continuing operations before income taxes	2,249	(330)	1,919
Income tax expense	347	(65)	282

Income from continuing operations	$1,902	$(265)	$1,637

Basic earnings per share from continuing operations	$3.96		$3.40
Diluted earnings per share from continuing operations	$3.92		$3.37

Weighted-average number of shares outstanding:
Basic	481		481
Diluted	486		486

Covidien plc

Unaudited Pro Forma Consolidated Statement of Income

Fiscal Year Ended September 30, 2011

(in millions, except per share data)

	Historical	Separation of Mallinckrodt	Pro Forma for the Separation
Net sales	$11,574	$(1,967)	$9,607
Cost of goods sold	4,996	(1,110)	3,886

Gross profit	6,578	(857)	5,721
Selling, general and administrative expenses	3,538	(374)	3,164
Research and development expenses	554	(142)	412
Restructuring charges, net	122	(8)	114
Shareholder settlement income	(11)	—	(11)

Operating income	2,375	(333)	2,042
Interest expense	(203)	—	(203)
Interest income	22	(3)	19
Other income, net	22	—	22

Income from continuing operations before income taxes	2,216	(336)	1,880
Income tax expense	333	(34)	299

Income from continuing operations	$1,883	$(302)	$1,581

Basic earnings per share from continuing operations	$3.82		$3.21
Diluted earnings per share from continuing operations	$3.79		$3.18

Weighted-average number of shares outstanding:
Basic	493		493
Diluted	497		497

Covidien plc

Unaudited Pro Forma Consolidated Statement of Income

Fiscal Year Ended September 24, 2010

(in millions, except per share data)

	Historical	Separation of Mallinckrodt	Pro Forma for the Separation
Net sales	$10,429	$(1,991)	$8,438
Cost of goods sold	4,624	(1,131)	3,493

Gross profit	5,805	(860)	4,945
Selling, general and administrative expenses	3,219	(394)	2,825
Research and development expenses	447	(114)	333
Restructuring charges, net	76	(10)	66

Operating income	2,063	(342)	1,721
Interest expense	(199)	—	(199)
Interest income	22	(2)	20
Other income, net	40	—	40

Income from continuing operations before income taxes	1,926	(344)	1,582
Income tax expense	363	(57)	306

Income from continuing operations	$1,563	$(287)	$1,276

Basic earnings per share from continuing operations	$3.13		$2.55
Diluted earnings per share from continuing operations	$3.10		$2.53

Weighted-average number of shares outstanding:
Basic	500		500
Diluted	504		504

Covidien plc

Unaudited Pro Forma Condensed Consolidated Balance Sheet

At March 29, 2013

(dollars in millions)

	Historical	Separation of Mallinckrodt	Pro Forma for the Separation
Assets
Current Assets:
Cash and cash equivalents	$1,683	$715 (a)	$2,398
Accounts receivable trade, less allowance for doubtful accounts	1,830	(323)	1,507
Inventories	1,820	(453)	1,367
Prepaid expenses and other current assets	1,001	(166)	835

Total current assets	6,334	(227)	6,107
Property, plant and equipment, net	2,916	(968)	1,948
Goodwill	8,694	(532)	8,162
Intangible assets, net	3,204	(440)	2,764
Due from former parent and affiliate	597	—	597
Other assets	865	(206)	659

Total Assets	$22,610	$(2,373)	$20,237

Liabilities and Shareholders’ Equity
Current Liabilities:
Current maturities of long-term debt	$515	$(2)	$513
Accounts payable	582	(99)	483
Accrued and other current liabilities	1,778	(264)	1,514

Total current liabilities	2,875	(365)	2,510
Long-term debt	4,562	(21)	4,541
Income taxes payable	1,685	(135)	1,550
Guaranteed contingent tax liabilities	582	—	582
Other liabilities	1,930	(645)	1,285

Total Liabilities	11,634	(1,166)	10,468
Commitments and contingencies
Shareholders’ Equity:
Preference shares, $0.20 par value, 125,000,000 authorized; none issued	—	—	—
Ordinary shares, $0.20 par value, 1,000,000,000 authorized; 486,713,300 issued	97	—	97
Ordinary shares held in treasury at cost; 16,465,236	(960)	—	(960)
Additional paid-in capital	7,431	—	7,431
Retained earnings	4,192	(1,251)	2,941
Accumulated other comprehensive income	216	44	260

Total Shareholders’ Equity	10,976	(1,207)	9,769

Total Liabilities and Shareholders’ Equity	$22,610	$(2,373)	$20,237

See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

COVIDIEN PLC

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(a)	In connection with the separation, on April 11, 2013, Mallinckrodt International Finance S.A. (MIFSA), previously a wholly-owned subsidiary of Covidien, issued $900 million aggregate principal amount of senior notes. Upon completion of the separation on June 28, 2013, MIFSA became a wholly-owned subsidiary of Mallinckrodt plc. While MIFSA retained the debt, Covidien retained most of the net proceeds from the debt offering. Upon separation, Mallinckrodt received only an amount of the net proceeds that, together with cash held by its subsidiaries approximated $168 million.